UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

001-35916

(Commission File Number)

Delaware	80-0882793
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

6101 Condor Drive

Moorpark, CA 93021

(Address of principal executive offices, with zip code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 14, 2013, the Board of Directors of PennyMac Financial Services, Inc., a Delaware corporation (the “Company”), approved the following annual retainer fees for non-employee directors of the Company:

Base Annual Retainer, all board members	$65,000
Base Annual Retainer, all committee members:
Audit Committee	$7,750
Compensation Committee	$7,750
Governance and Nominating Committee	$5,750
Related Party Matters Committee	$5,750
Finance Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit Committee	$10,750
Compensation Committee	$10,750
Governance and Nominating Committee	$7,750
Related Party Matters Committee	$7,750
Finance Committee	$10,750

On May 14, 2013, the Board of Directors of the Company also granted 4,459 restricted stock units (“Restricted Stock Units”) under the Company’s 2013 Equity Incentive Plan (the “Plan”) to each of the non-employee directors of the Company, with each such Restricted Stock Unit representing a contingent right to receive 1 share of the Company’s Class A Common Stock upon settlement.  One-third (1/3) of the Restricted Stock Units vest on each of the first, second and third anniversaries of the grant date, subject to continued service through each vesting date.  Each Restricted Stock Unit is otherwise subject to the provisions of the Plan.

The form of Restricted Stock Unit Award Agreement to be entered into by the Company and each non-employee director in connection with the grants described above is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: May 16, 2013	By:	/s/ Jeffrey Grogin
Jeffrey Grogin
Chief Administrative and Legal Officer and Secretary

Exhibit Index

Exhibit
No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors